Exhibit 21.1
SUBSIDIARIES OF QUEST ENERGY PARTNERS, L.P.
Quest Cherokee, LLC, a Delaware limited liability company
Quest Cherokee Oilfield Service, LLC, a Delaware limited liability company
STP Newco, Inc., an Oklahoma corporation